Exhibit 99.1

PRESS RELEASE

September 22, 2010

CONTACT:	The East Carolina Bank (ECB)
Thomas M. Crowder, Chief Financial Officer
Phone: (252) 925-5520
Facsimile: (252) 925-8491

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Announces Third Quarter 2010 Dividend

ENGELHARD, N.C. – ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank, announced that on September 22, 2010, its Board of Directors declared a quarterly cash dividend of $0.07 per share, payable October 14, 2010, to shareholders of record on October 4, 2010.

The announced Third Quarter 2010 dividend of $0.07 remains the same as the previous cash dividend payment in the Second Quarter 2010.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, and insurance services through the Bank’s licensed agents. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.MyECB.com.

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